SCHEDULE  14A  INFORMATION

PROXY  STATEMENT  PURSUANT  TO  SECTION  14(A)  OF  THE  SECURITIES
EXCHANGE  ACT  OF  1934  (AMENDMENT  NO.                      )

Filed  by  the  Registrant  [X]
Filed  by  a  Party  other  than  the  Registrant  [  ]
Check  the  appropriate  box:
[  ]  Preliminary  Proxy  Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X ]  Definitive  Proxy  Statement
[  ]  Definitive  Additional  Materials
[  ]  Soliciting  Material  Pursuant  to Sec. 240.14a-11(c) or Sec. 240.14a-12

Made2Manage  Systems,  Inc.
(Name  of  Registrant  as  Specified  In  Its  Charter)

Name  of  Person(s)  Filing  Proxy  Statement,  if  other than the Registrant)

Payment  of  Filing  Fee  (Check  the  appropriate  box):
[X]  No  fee  required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials. [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)  Amount  Previously  Paid:

(2)  Form,  Schedule  or  Registration  Statement  No.:

(3)  Filing  Party:

(4)  Date  Filed:

                                [GRAPHIC OMITTED]


                            Made2Manage Systems, Inc.
                                9002 Purdue Road
                             Indianapolis, IN 46268

March 15, 2001

Dear Shareholder:

You are cordially invited to attend the 2001 Annual Meeting of Shareholders of Made2Manage Systems, Inc. (the "Company") which will be held at Intech Park Conference Center, 6325 Digital Way, Indianapolis, Indiana 46278 on Tuesday, April 24, 2001, at 8:30 a.m. (Eastern Standard Time).

Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting of Shareholders and Proxy Statement. After careful consideration, the Company's Board of Directors has unanimously approved the proposals set forth in the Proxy Statement and recommends that you vote for each such proposal.

In order for us to have an efficient meeting, please sign, date and return the enclosed proxy promptly in the accompanying reply envelope. If you are able to attend the Annual Meeting and wish to change your proxy vote, you may do so simply by voting in person at the Annual Meeting.

We look forward to seeing you at the Annual Meeting.

Sincerely,

David B. Wortman
Chairman of the Board, President and Chief Executive Officer


================================================================================

                            YOUR VOTE IS IMPORTANT

In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope. No postage need be affixed if mailed in the United States.

================================================================================

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

                            MADE2MANAGE SYSTEMS, INC.
                            -------------------------


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 24, 2001

The 2001 Annual Meeting of Shareholders of Made2Manage Systems, Inc. (the "Company") will be held at the Intech Park Conference Center, 6325 Digital Way, Indianapolis, Indiana 46278, on Tuesday, April 24, 2001, at 8:30 a.m. (Eastern Standard Time).

Only shareholders of record at the close of business on March 1, 2001, are entitled to notice of and to vote at the meeting. At the meeting we will vote on:

     1.   Directors to serve until the 2002 Annual Meeting of Shareholders;

     2. Such other business as may properly come before the meeting or any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSAL DESCRIBED IN THIS PROXY STATEMENT.

The Company's 2000 Annual Report for the fiscal year ended December 31, 2000, has been mailed concurrently with the mailing of the Notice of the Annual Meeting of Shareholders and this Proxy Statement to all shareholders entitled to notice of, and to vote at, the Annual Meeting. The 2000 Annual Report is not incorporated into this Proxy Statement and is not considered proxy soliciting material.

By Order of the Board of Directors,

Traci M. Dolan
Secretary

                 (This page has been left blank intentionally.)

                            MADE2MANAGE SYSTEMS, INC.

                              2001 PROXY STATEMENT


                         Annual Meeting of Shareholders

                                 April 24, 2001


                        The Intech Park Conference Center
                                6325 Digital Way
                             Indianapolis, IN 46278

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

                            MADE2MANAGE SYSTEMS, INC.
                              2001 PROXY STATEMENT
                                TABLE OF CONTENTS


ANNUAL MEETING INFORMATION..................................................   1
   What is the purpose of the Annual Meeting?...............................   1
   Who is entitled to vote?.................................................   1
   What am I voting on?.....................................................   1
   What are the Board's recommendations?....................................   1
   What vote is required to approve each item?..............................   2
   What constitutes a quorum?...............................................   2
   How do I vote?...........................................................   2
   Can I change my vote?....................................................   2
   How many shares can vote?................................................   2
   How will voting on any other business be conducted?......................   3
   Who can attend the meeting?..............................................   3
   How much did this proxy solicitation cost?...............................   3

STOCK OWNERSHIP.............................................................   3
   Who are the largest owners of the Company's stock?.......................   3
   How much stock do the Company's directors and executive officers own?....   5

PROPOSAL 1 - ELECTION OF DIRECTORS..........................................   6
   General..................................................................   6
   Meetings of the Board of Directors.......................................   6
   Compensation of Directors................................................   6
   Committees of the Board of Directors.....................................   7
   Nominees for Director....................................................   7
   Vote Required............................................................   9

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.....................  10

EXECUTIVE COMPENSATION......................................................  11
   Summary Compensation Table...............................................  11
   Option Grants in Last Fiscal Year........................................  12
   Aggregate Option Exercises in Last Fiscal Year
     and Fiscal Year End Option Values......................................  13
   Change of Control Agreements.............................................  13

COMPENSATION COMMITTEE REPORT...............................................  14
   General Compensation Policy..............................................  14
   Base Salary..............................................................  14
   Annual Cash Bonuses......................................................  14
   Long-term Incentive Compensation.........................................  15
   Benefits.................................................................  15
   CEO Compensation.........................................................  15
   Tax Limitation...........................................................  16

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.................  16

AUDIT COMMITTEE REPORT......................................................  17

COMPARATIVE PERFORMANCE GRAPH...............................................  18

INDEPENDENT ACCOUNTANTS AND AUDIT MATTERS...................................  19

AUDIT FEES..................................................................  19

SHAREHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING...........................  19

OTHER BUSINESS..............................................................  19

AUDIT COMMITTEE CHARTER..................................................... A-1
   Purpose.................................................................. A-1
   Function................................................................. A-1
   Composition.............................................................. A-1
   Responsibilities and Processes........................................... A-1

                              2001 PROXY STATEMENT
                              --------------------

                           ANNUAL MEETING INFORMATION

The following information is furnished in connection with the solicitation of the enclosed proxy by and on behalf of the board of directors of the Company.

What is the purpose of the Annual Meeting?

At the Company's Annual Meeting, shareholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors. In addition, the Company's management will report on the performance of the Company during fiscal 2000 and respond to questions from shareholders.

Who is entitled to vote?

Only shareholders of record at the close of business on the record date, March 1, 2001, are entitled to receive notice of the Annual Meeting and to vote the shares of common stock of Made2Manage Systems, Inc., (the "Common Stock") that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

What am I voting on?

You are asked to:

     o Elect nominees to serve on the Board of Directors for the next year (see pages 6-8).

What are the Board's recommendations?

The Board recommends a vote:

     o    FOR election of the nominated slate of directors

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors.

At the record date, directors and executive officers of the Company directly or indirectly own an aggregate of 150,400 shares of Common Stock (not including shares of Common Stock issuable upon exercise of outstanding stock options). This represents 3.1% of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting. These directors and executive officers have indicated to the Company that each intends to vote all shares of Common Stock that they own or control in favor of all of the proposals described herein.

The Company's directors and executive officers do not own or control a sufficient number of shares to dictate approval of a proposal.

What vote is required to approve each item?

Election of Directors. The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors is required to elect a nominee to the Board of Directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Accordingly, a "WITHHOLD AUTHORITY" will have the effect of a negative vote for a nominee.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

You should follow the instructions included with your proxy card, and your vote will be cast as you direct. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. "Street name" shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Can I change my vote?

Yes. You may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

How many shares can vote?

The record date for determining those shareholders who are entitled to notice of, and to vote at, the Annual Meeting is March 1, 2001. At the close of business on the record date, the Company had 4,812,112 outstanding shares of Common Stock, no par value. Each shareholder is entitled to one vote for each share of Common Stock held by such shareholder as of March 1, 2001.

If a shareholder has specified a choice on the proxy, the shares will be voted accordingly. If no choice is specified on the returned proxy, the shares will be voted in favor of the approval of the proposals described in the Notice of Annual Meeting of Shareholders and in this Proxy Statement.

Abstentions and broker non-votes (i.e., the submission of a proxy by a broker or nominee specifically indicating the lack of discretionary authority to vote on the matter) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the shareholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether or not a proposal has been approved.

How will voting on any other business be conducted?

Although we do not know of any business to be considered at the 2001 Annual Meeting other than the proposals described in this Proxy Statement, if any other business is presented at the Annual Meeting, your signed proxy card gives authority to David B. Wortman, the Company's President and Chief Executive Officer, Traci M. Dolan the Company's Corporate Secretary or Katherine L. Kinder, the Company's Assistant Corporate Secretary, to vote on your behalf on such matters. The proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

Who can attend the meeting?

All shareholders as of the record date, or their duly appointed proxies, may attend the meeting. Registration and seating will begin at 8:00 a.m. Each shareholder may be asked to present valid picture identification, such as driver's license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Please note that if you hold shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of the brokerage statement reflecting your stock ownership as of March 1, 2001, and check in at the registration desk at the meeting.

How much did this proxy solicitation cost?

The cost of soliciting proxies will be paid by the Company and may include reimbursement paid to brokerage firms and others for their expense in forwarding solicitation materials as well as the expense of preparing, assembling, photocopying and mailing this Proxy Statement. Solicitation will be made primarily through the use of the mail, however, regular employees of the Company may, without additional remuneration, solicit proxies personally by telephone or facsimile. The total cost of the proxy solicitation is less than $10,000.

                                 STOCK OWNERSHIP

Who are the largest owners of the Company's stock?

Based on information reported to the Company or filed with the Securities and Exchange Commission as of March 1, 2001, the beneficial owners of more than 5% of the Company's Common Stock are as follows:


                                                             Number of Shares     Percent of
                                                              of Common Stock    Common Stock
Name                                                        Beneficially Owned    Outstanding
----                                                        -------------------  ------------
Entities affiliated with Hambrecht & Quist Group (1)........       976,793           20.3%
WM Advisors, Inc. (2).......................................       477,498            9.9
Dimension Fund Advisors, Inc. (3)...........................       342,800            7.1


(1)  Consists of 520,562 shares of Common Stock owned by H&Q London  Ventures;  287,044 shares of Common Stock owned by Hambrecht & Quist California; and 169,187 shares of Common Stock owned by Ivory & Sime  Enterprise  Capital PLC. All of the  aforementioned  entities (the
     "H&Q Entities") are controlled,  directly or indirectly,  by Hambrecht & Quist Group. The address  for each of the H&Q  Entities is One Bush  Street,  San  Francisco,  California,
     94104.
(2)  The address for WM Advisors, Inc. is 1201 Third Avenue, Suite 1400, Seattle,  Washington,
     98101 Share quantity is based on filing of form 13g as of March 1,2001.
(3)  The address for Dimension Fund Advisors is 1299 Ocean Avenue,  11th Floor,  Santa Monica,
     CA, 90401. Share quantity is based on filing of form 13f as of March 1, 2001.


How much stock do the Company's directors and executive officers own?

The following table shows the amount of Common Stock of the Company beneficially owned (unless otherwise indicated) by the Company's directors, the executive officers of the Company named in the Summary Compensation Table included elsewhere in this Proxy Statement and the directors, nominees for director, and executive officers of the Company as a group as of March 1, 2001.

                                                          Number of Shares     Percent of
                                                           of Common Stock    Common Stock
Name (1)(2)                                              Beneficially Owned   Outstanding (1)
-----------                                              -------------------  ---------------
Michael P. Cullinane (3).................................        23,750             *
John M. Dillon (3).......................................        23,750             *
Richard G. Halperin (3)..................................        27,650             *
Timothy A. Davenport.....................................             0             *
David B. Wortman (5).....................................       288,124            5.6
D. Kirk Loncar ..........................................             0             *
Gary W. Rush (6).........................................       140,852            2.8
Joseph S. Swern (7)......................................        85,251            1.7
Christopher D. Clapp (8).................................        95,751            2.0
All directors and executive officers as a group (9)......       685,128           12.5

* Less than 1% of outstanding Common Stock.

(1)  Except as indicated in the footnotes to this table and pursuant to  applicable  community property laws, the Company  believes that the persons named in the table have sole voting and investment power with respect to all shares of Common Stock. Total outstanding shares of common stock as of March 1, 2001 were 4,812,112.
(2)  The business  address of all directors and executive  officers is in care of  Made2Manage
     Systems, Inc., 9002 Purdue Road, Indianapolis, Indiana 46268.
(3)  Includes 23,750 shares of Common Stock issuable upon the exercise of options  exercisable within 60 days of March 1, 2001.
(5)  Includes 183,124 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of March 1, 2001.
(6)  Includes 115,852 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of March 1, 2001.
(7)  Includes 75,251 shares of Common Stock issuable upon the exercise of options  exercisable within 60 days of March 1, 2001.
(8)  Includes 91,751 shares of Common Stock issuable upon the exercise of options  exercisable within 60 days of March 1, 2001.
(9)  Includes 537,228 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of March 1, 2001.


                       PROPOSAL 1 - ELECTION OF DIRECTORS

General

The business of the Company is managed under the direction of a Board of Directors currently consisting of four directors: Michael P. Cullinane, John M. Dillon, Richard G. Halperin and David B. Wortman. The Board of Directors has responsibility for establishing broad corporate policies and for the overall performance of the Company. Except for David B. Wortman, the Board of Directors is not involved in the management or supervision of the day-to-day operations of the Company. The Board of Directors is kept advised of the Company's business at regularly scheduled meetings and through regular reports and discussions with the Company's executive officers between meetings.

Meetings of the Board of Directors

The Board of Directors meets on a regularly scheduled basis during the year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between regularly scheduled meetings. The Board of Directors met four times during the Company's fiscal year ended December 31, 2000.

Compensation of Directors

The Company paid each non-employee director ("Independent Director") $3,750 per quarter plus expenses for service as a director. In addition, pursuant to the Made2Manage Systems, Inc. 1999 Stock Option Plan (the "Stock Option Plan"), each Independent Director receives a stock option to purchase 5,000 shares of Common Stock on the date of election to the Board of Directors and a stock option to purchase 5,000 shares of Common Stock on each anniversary thereof so long as he or she is a director. Unless otherwise established by the Board, each option granted to a non-employee director is fully exercisable on the effective date of grant.

During 2000, Messrs. Cullinane, Dillon and Halperin received stock options to purchase 5,000 shares at an exercise price of $3.66 per share.

Committees of the Board of Directors

The Board of Directors has an Audit Committee and a Compensation Committee.

   o The Audit Committee reviews with the Company's independent auditors the scope and timing of their audit services and any other services they are asked to perform, the auditor's report on the Company's consolidated financial statements following completion of their audit and the Company's policies and procedures with respect to internal accounting and financial controls. The Audit Committee met three times during 2000.

   o The Compensation Committee reviews and approves the compensation and benefits to be provided to the Company's executive officers, reviews general policy matters related to employee compensation and benefits, and administers the Company's Stock Option Plan and the Employee Stock Purchase Plan. The Compensation Committee met four times during 2000.

Nominees for Director

Messrs. Cullinane, Halperin and Wortman, each of whom currently serves as a director of the Company, have been nominated for re-election at the Company's Annual Meeting. Additionally, Mr. Davenport has been nominated to serve as a director. If appointed, these individuals will serve for one year or until a successor is duly qualified and elected. Mr. Dillon is not standing for re-election. The Company's Bylaws require a minimum of three (3) directors. Your proxy cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement.

--------------------------------------------------------------------------------

MICHAEL P. CULLINANE, age 51
Executive Vice President and Chief Financial Officer, divine, inc. Member of the Board of Directors since July 1998
Member of the Audit Committee and Compensation Committee

Prior to divine, inc. Mr. Cullinane was Executive Vice President and Chief Financial Officer for PLATINUM technology, inc. a $1 billion provider of management software and services. He also serves on two other boards of directors of publicly held companies. Interactive Intelligence, Inc. and Vasco Data Security International, Inc. He is a graduate of the University of Notre Dame.

TIMOTHY A. DAVENPORT, age 45
Former President and Chief Executive Officer, Best Software, Inc.

Mr. Davenport has served as a director of Vastera Corporation (Nasdaq: VAST) since February 2000 and Softrax Corporation since April 2000.

He also served as a director of AXENT Technologies, Inc., from April 1998 until August 2000 when the company was acquired by Symantec Corporation. Mr. Davenport served as president, chief executive officer and a director of Best Software, Inc., from June 1995 and chairman from May 1999 until Best Software's acquisition by the Sage Group plc in February 2000. From March 1987 to June 1995, Mr. Davenport served as vice president, developer tools group, and vice president, graphics division, of Lotus Development Corporation. Mr. Davenport holds a B.A. degree in economics from Harvard College and an M.B.A from Harvard Business School.

--------------------------------------------------------------------------------

RICHARD G. HALPERIN, age 52
Former Chief Executive Officer, Coherent Networks International, Inc., retired Member of the Board of Directors since July 1998
Member of the Audit Committee and Compensation Committee

Mr. Halperin was Chief Executive Officer of Coherent Networks International, Inc., through 1999. Previously, he was CEO of JBA International, a unit of JBA Holdings, a global ERP software company based in the United Kingdom. Prior to JBA, Mr. Halperin was senior vice president of XL/DATACOMP, a subsidiary of Storage Technology, and vice president of sales and services for System Software Associates. He graduated from Northwestern University with a B.S. degree in business administration.

--------------------------------------------------------------------------------

DAVID B. WORTMAN, age 49
Chairman, President and Chief Executive Officer, Made2Manage Systems, Inc. Member of the Board of Directors since January 1994

Mr. Wortman joined the Company in September 1993 as senior vice president. He has served as president and chief executive officer and a director since January 1994, and as chairman of the board since April 2000. Prior to joining the Company, Mr. Wortman held a succession of senior executive positions and served as a director of Pritsker Corporation, a computer software company he co-founded in 1973. Mr. Wortman is a director of Walker Information, Inc., and the Indiana Technology Partnership. He is a past president of the Indiana Information
Technology Association and the Institute of Industrial Engineers. Mr. Wortman holds B.S. and M.S. degrees in industrial engineering from Purdue University.

--------------------------------------------------------------------------------

Vote Required

Each nominee receiving the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors shall be elected to the Board of Directors.

Unless otherwise instructed, the persons named in the accompanying proxy card will vote the proxies received by them for each of the Company's nominees named above. If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED HEREIN, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock (collectively the "Reporting Persons") to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Such Reporting Persons are required by regulations of the Commission to furnish the Company with copies of all such filings.

Based solely on a review of copies of reports filed by the Reporting Persons pursuant to Section 16(a) of the Exchange Act, Messrs. Cullinane, Dillon, Halperin, Wortman, Loncar, Rush, Swern and Clapp each filed a Form 5 late for 2000 and failed to file a Form 5 for 1998 and 1999. Consequently, their grants of options to purchase Company Common Stock during 1998, 1999 and 2000 were not reported on a timely basis.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the total annual compensation paid to, or for the account of, the Chief Executive Officer of the Company and the Company's four other most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 during the year ended December 31, 2000 (collectively, the "Named Executive Officers").

                                                                              Long-term
                                                                            Compensation
                                                 Annual Compensation        Option Awards     All Other
Name and Principal Position                  Year      Salary      Bonus    (# of Shares)   Compensation (1)
---------------------------                  ----      ------      -----    -------------   ----------------

David B. Wortman........................     2000     $225,000     $     0      60,000         $ 2,598
   Chairman of the Board,                    1999      210,000      92,706      40,000           2,614
   President and Chief Executive Officer     1998      175,000      61,253      60,000           2,608

D. Kirk Loncar (2)......................     2000      117,522           0      70,000          86,552
   Senior Vice President, Sales

Gary W. Rush............................     2000      155,000           0      25,000           2,598
   Vice President and Chief                  1999      145,000      43,999      20,000           2,402
   Technology Officer                        1998      120,000      32,534      25,000           2,396

Joseph S. Swern.........................     2000      152,000           0      25,000           2,598
   Vice President, Service and Support       1999      140,000      42,166      20,000           2,361
                                             1998      115,000      34,817      20,000           2,355

Christopher D. Clapp....................     2000      140,000           0      25,000           2,598
   Vice President and General                1999      130,000      38,499      20,000           2,150
   Manager, C-com Group                      1998      105,000      30,721      20,000           2,144



(1)  Consists of Company matching  contributions  to the 401(k) plan, life insurance  premiums and relocation compensation.
(2)  Mr. Loncar joined the Company in May 2000.

Option Grants in Last Fiscal Year

The following table sets forth certain information concerning grants of stock options during 2000 to each of the Named Executive Officers.

                                                                                              Potential
                                                                                              Realizable
                                                                                           Value at Assumed
                                   Number of   % of Total                                   Annual Rates of
                                  Securities     Options                                      Stock Price
                                  Underlying   Granted to     Exercise                      Option Term (3)
                                    Options     Employees      Price        Expiration      ---------------
                                  Granted (1)    in Year    ($/Share)(2)      Date           5%        10%
                                  -----------    -------    ------------      ----           --        ---

David B. Wortman.................   60,000        10.2%        $6.55        10/23/10     $247,281   $626,660
D. Kirk Loncar...................   70,000        11.9          5.93        10/23/10      260,865    661,084
Gary W. Rush.....................   25,000         4.3          6.18        10/23/10       97,196    246,313
Joseph S. Swern..................   25,000         4.3          6.18        10/23/10       97,196    246,313
Christopher D. Clapp.............   25,000         4.3          6.18        10/23/10       97,196    246,313

(1)  Options  granted  under the Option Plan become  exercisable  over a four-year  period,  25% on the first anniversary of the date of grant and 1/48 of the total each month  thereafter,  with vesting  subject to the  employee's  continued  employment.  The exercise of the options may be  accelerated in the event of certain occurrences including the sale of the Company.
(2)  All options were granted at fair market  value as  determined  by the average of the closing bid and ask prices as reported by the Nasdaq  National  Market on the day of grant.  The exercise  price may in some cases be paid by delivery of other shares or by offset of the shares subject to the options.
(3)  The 5% and 10% assumed annual rates of compounded stock price  appreciation are mandated by rules of the
     Securities and Exchange Commission. There can be no assurance provided to any Named Executive Officer or any other holder of the Company's  securities that the actual stock price appreciation over the ten year option term will be at the assumed 5% and 10% levels or at any other  defined  level.  Unless the market price of the Common Stock  appreciates  over the option term,  no value will be realized from the option grants made to the Named Executive Officers.


Aggregate Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

The following table sets forth certain information concerning the Named Executive Officers' options exercises in 2000 and exercisable and unexercisable stock options held at December 31, 2000.

                                                               Number of
                              Shares                     Securities Underlying              Value of
                             Acquired                     Unexercised Options          In-The-Money Options
                             Acquired                     at December 31, 2000             Option Term (2)
                                on         Value        --------------------------   --------------------------
                           Exercise (#)  Realized (1)   Exercisable  Unexercisable   Exercisable  Unexercisable
                           ------------  ------------   -----------  -------------   -----------  -------------

David B. Wortman...........      0      $    0            164,166       100,834        $    0           $0
D. Kirk Loncar.............      0           0                  0        70,000             0            0
Gary W. Rush...............    500       4,965            107,936        44,064             0            0
Joseph S. Swern............      0           0             66,894        42,606         6,930            0
Christopher D. Clapp.......      0           0             83,394        42,606             0            0

(1)  Based on the fair market value of the  Company's  Common  Stock on the date of exercise,  less the exercise price payable for such shares.

(2)  Based on the closing  price as reported on The Nasdaq Stock  Market(R)  for December 31, 2000, of $1.94 per
     share less the per share exercise price.


Change of Control Agreements

The Company's Board of Directors has approved the Made2Manage Executive Salary Continuation Plan for 2001 (the "Salary Continuation Plan"). Pursuant to the terms of the Salary Continuation Plan, the Company intends to enter into agreements with Mr. Wortman and each of the Vice Presidents of the Company pursuant to which each of them will receive certain severance payments in the event their employment with the Company is terminated within twelve months of a change in control or ownership of the Company. Mr. Wortman would be entitled to a continuation of his salary for twelve months, and each of the Vice Presidents would be entitled to a continuation of their salary for six months. Mr. Wortman and Mr. Loncar were compensated at an annual salary rate of $225,000 and $200,000, respectively, during the year ended December 31, 2000.

                          COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company's Board of Directors (the "Committee") has the exclusive authority to establish the base salary of the Chief Executive Officer (the "CEO") and the executive officers of the Company and to administer the Company's Stock Option Plan and Employee Stock Purchase Plan. In addition, the Committee has the responsibility for approving the individual bonus programs for the CEO and the other executive officers each fiscal year.

For the 2000 fiscal year, the process utilized by the Committee in determining executive compensation levels took into account both qualitative and quantitative factors. Among the factors considered by the Committee were compensation data disclosing executive compensation programs in place at similar companies and the recommendations of the Company's CEO.

General Compensation Policy

The Company's primary objective is to maximize shareholder value. This objective requires the Company to develop, market and sell superior products and services to customers in order to generate earnings. The Committee's fundamental policy is to offer the Company's executive officers competitive compensation opportunities based upon the Company's overall performance, their individual contributions to the financial success of the Company and their personal performance. It is the Committee's objective to have a substantial portion of each officer's compensation contingent upon the Company's performance, as well as individual performance. Accordingly, each executive officer's compensation package consists of: (i) base salary, (ii) cash bonus awards and (iii) long-term stock-based incentive awards.

Base Salary

The base salary for each executive officer is set on the basis of personal performance and the salary level in effect for comparable positions at companies that compete for executive talent.

Annual Cash Bonuses

The Company maintains annual cash incentive bonus programs to reward executive officers and other key employees for attaining defined performance goals. For the executive officers, bonuses are based completely or primarily on Company-wide performance targets. In setting performance targets, the Committee considered the Company's historical performance and expectations related to operating results. Incentive compensation is subject to adjustment based on a combination of financial factors, including attainment of personal objectives, total revenues, earnings and cash flow.

Each year, the annual incentive plan is reevaluated with a new achievement threshold and new targets established for objectives.

Long-term Incentive Compensation

During 2000, the Committee, in its discretion, granted options to the executive officers under the Stock Option Plan. Generally, a grant is made in the year an officer commences employment. Additional grants are typically made in subsequent years. Generally, the size of the initial grant and each subsequent grant is set at a level that the Committee deems appropriate to create a meaningful opportunity for stock ownership based upon the individual's position with the Company, the individual's potential for future responsibility and promotion and, for subsequent grants, the individual's performance in the recent period and the number of unvested options held by the individual at the time of the new grant. The relative weight given to each of these factors will vary from individual to individual at the Committee's discretion.

Each grant allows the officer to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the grant date). The option vests in periodic installments, generally over a four-year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if the executive officer remains in the Company's employ, and then only if the market price of the Company's Common Stock appreciates over the option term.

Benefits

Benefits offered to the Company's executive officers serve as a safety net of protection against the financial catastrophes that can result from illness, disability or death and are the same as those offered to all the Company's regular employees.

The Company has established a tax-qualified cash or deferred profit sharing plan (the "401(k) Savings Plan") covering all of the Company's eligible full-time employees. Under the plan, participants may elect to contribute, through salary reductions, up to 15% of their annual compensation subject to a statutory maximum. In 2000 the Company provided a matching contribution under the 401(k) Savings Plan of 25% of the first 6% of an employee's annual compensation contributed. The 401(k) Savings Plan is designed to qualify under Section 401 of the Internal Revenue Code so that contributions by employees or by the Company to the plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) Savings Plan, and so that contributions by the Company, if any, will be deductible by the Company when made. The trustee under the plan, at the direction of each plan participant, currently invests the assets of the 401(k) Savings Plan in Company selected diversified and money-market investments based on the election of each employee.

CEO Compensation

The annual base salary for Mr. Wortman, the Company's Chairman of the Board, President and CEO, was established by the Committee as of January 2000. The Committee's decision regarding Mr. Wortman's salary was made primarily on the basis of Mr. Wortman's personal performance of his duties and gave consideration to compensation survey information of similar companies.

The cash incentive component of Mr. Wortman's fiscal year compensation was entirely dependent upon the Company's financial performance and provided no dollar guarantees. Cash incentives paid to Mr. Wortman are based on the Company's financial performance in the previous year relative to established financial targets. Mr.Wortman did not receive a bonus in 2000. An option grant was made to Mr. Wortman during the 2000 fiscal year and was intended to create an incentive for Mr. Wortman to take actions to increase the value of the Company and to place a significant portion of his total compensation at risk, because the options will have no value unless there is appreciation in the value of the Company's Common Stock over the option term.

Tax Limitation

As a result of federal tax legislation enacted in 1993, a publicly-held company such as the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any year. Since it is not expected that the compensation to be paid to the Company's executive officers for the 2001 fiscal year will exceed the $1 million limit per officer, the Committee will defer any decision on whether to limit the dollar amount of all other compensation payable to the Company's executive officers to the $1 million cap.

2000 Compensation Committee
Michael P. Cullinane
John M. Dillon
Richard C. Halperin

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of the Company's Board of Directors was formed in January 1997. The current members of the Compensation Committee are Messrs. Cullinane, Dillon and Halperin. None of these individuals was at any time during 2000, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

                             AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors, consisting of three independent, non-employee directors, assists the board in carrying out its oversight responsibilities for the Company's financial reporting process, audit process and internal controls. The responsibilities of the Audit Committee are set forth in the Audit Committee Charter attached as Appendix A to the Proxy Statement. The Audit Committee reviews and recommends to the Board of Directors (i) that the audited financial statements be included in the Company's Annual Reports on form 10-K; and (ii) the selection of the independent public accountants to audit the books and records of the Company.

The Audit Committee has (i) reviewed and discussed the Company's audited financial statements for the year ending December 31, 2000 with the Company's management and with the Company's independent auditors; (ii) discussed with the Company's independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards) which include, among other items, matters related to the conduct of the audit of the Company's financial statements; and (iii) received and discussed the written disclosures and the letter from the Company's independent accountants required by Independence Standards Board Statement No. 1 (Independence discussions with Audit Committees) which related to the accountant's independence from the Company. Based on the review and discussions with management and the independent auditors, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ending December 31, 2000 for filing with the SEC.


2000 Audit Committee

Michael P. Cullinane
John M. Dillon
Richard G. Halperin

                          COMPARATIVE PERFORMANCE GRAPH

The following graph compares the cumulative total return on the Company's Common Stock during the period from the Company's initial public offering on December 19, 1997 through December 31, 2000, with the cumulative total return on the Nasdaq Stock Market - U.S. Companies Index (the "Nasdaq U.S. Index") and Nasdaq Computer and Data Processing Services Stocks (the "Computer Index"). The comparison assumes $100.00 was invested in the Company's Common Stock and in each of the indices and assumes any dividends were reinvested.




                                [GRAPHIC OMITTED]




Index Description        12/19/97   12/31/97   6/30/98   12/31/98   6/30/99   12/31/99   6/30/00   12/31/00
-----------------        --------   --------   -------   --------   -------   --------   -------   --------

Made2Manage Systems      $100.00    $100.84    $155.00    $198.33    107.50    $106.67   $ 75.00   $ 25.87
Nasdaq U.S. Index         100.00     102.94     123.94     144.71    177.49     262.01    263.04    162.20
SIC Code 737 Index        100.00     103.56     151.82     185.32    231.42     390.79    271.35    140.65


                    INDEPENDENT ACCOUNTANTS AND AUDIT MATTERS

The firm of PricewaterhouseCoopers LLP has audited the accounts of the Company since 1988. In addition, the firm has rendered other services during that time. The Board of Directors has not yet selected an accounting firm for fiscal year 2001 but, consistent with prior practice, anticipates making such selection by April 24, 2001.

A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions from shareholders.

                                   AUDIT FEES

The aggregate fees billed by PricewaterhouseCoopers LLP for professional services required for the audit of the Company's financial statements for fiscal 2000 and the reviews of interim financial statements included in the Company's Form 10-Q for that year were approximately $56,500. There were no financial systems design and implementation services rendered by PricewaterhouseCoopers LLP for the most recent fiscal year. The aggregate fees billed for additional services rendered by PricewaterhouseCoopers in fiscal 2000, other than the services described above, were approximately $81,810. In engaging PricewaterhouseCoopers for these additional services, the Audit Committee considered whether the provision of these services was in compliance with maintaining PricewaterhouseCoopers' independence.


                SHAREHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

An eligible shareholder who desires to have a qualified proposal considered for inclusion in the proxy statement prepared in connection with the Company's 2002 Annual Meeting of Shareholders must deliver a copy of the proposal to the Secretary of the Company, at the Company's principal executive offices, no later than December 24, 2001. To submit a proposal, a shareholder must have been a record or beneficial owner of shares of Common Stock having a market value of at least $2,000 for a period of at least one year prior to submitting the proposal, and the shareholder must continue to hold the shares through the date on which the meeting is held.

                                 OTHER BUSINESS

The Board of Directors knows of no business that will come before the Annual Meeting for action, apart from the matters described in the accompanying Notice of Annual Meeting of Shareholders. However, as to any such business, the persons designated as proxies in the enclosed proxy will have discretionary authority to act in their best judgment.

                                       A-1
                             AUDIT COMMITTEE CHARTER

Purpose

This charter governs the operations of the Audit Committee (the "Committee"). The charter will be reviewed and reassessed by the Committee and will be approved by the Board of Directors (the "Board"), at least annually.

Function

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities to the shareholders, potential shareholders, the investment community and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs, as established by management and the Board of Directors. Consistent with this function the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures and practices at all levels. The Audit Committee has the authority to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee is empowered to retain independent counsel and other professionals to assist it in the conduct of any investigation.

Composition

The Audit Committee should be comprised of at least three directors as determined by the Board, each of who are independent of management and the Company. Member of the committee will be considered independent if they have no relationship that may interface with the exercise of their independence from management and the Company. All members of the Committee shall have a work familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

Then members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a chair by majority vote of the full Committee membership.

Responsibilities and Processes

The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board and reporting the results of their activities to the Board. Management is responsible for preparing the Company's consolidated financial statements. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances.

The following shall be the principal recurring process of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement as appropriate.

     o The Committee shall have a clear understanding with management and the independent auditors that are ultimately accountable to the Board and the Audit Committee, as representatives of the Company's shareholders. The Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors' independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the Committee will review and recommend to the Board the selection of the Company's independent auditors.

     o The Committee shall review the interim financial statements with management and the independent auditors prior to filing of the Company's Quarterly report on Form 10-Q. Also, the Committee will discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The chair of the Committee may represent the entire committee for the purposes of this review.

     o The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on form 10-K (or the annual report to shareholders if distributed prior to filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, Committee will discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.


                                      A-2